Exhibit 99.1

NEWS RELEASE

Contacts:

Martha Goldberg Aronson	Marybeth Thorsgaard
Investor Relations	Public Relations
763-505-2694	763-505-2644
FOR IMMEDIATE RELEASE
MEDTRONIC ANNUAL REVENUE OF $12.3 BILLION
GENERATES 15% GROWTH IN EARNINGS PER SHARE
Business Unit and Geographic Balance Underscore Continued Growth
•	Year-Over-Year Diluted Earnings Per Share Growth was 15% Annually and 15% in the Fourth Quarter

•	Year-Over-Year Revenue Growth was 9% Annually and 7% in the Fourth Quarter

•	Annual R&D Expenditure of $1.2 Billion was 10% of Revenue

•	Annual Revenue Outside the U.S. Grew 20%
MINNEAPOLIS — May 22, 2007 — Medtronic, Inc. (NYSE: MDT) today announced financial results for its fiscal year and fourth quarter ended April 27, 2007.
Medtronic recorded fiscal year 2007 revenue of $12.299 billion, a 9 percent increase over the $11.292 billion in fiscal year 2006. Currency translation had a positive impact of $166 million for fiscal year 2007. As reported, fiscal year 2007 net earnings were $2.802 billion, or $2.41 per diluted share, an increase of 10 and 15 percent, respectively, over the prior year. Adjusting for special, certain litigation and restructuring charges and certain income tax benefits detailed in the attached table, adjusted net earnings and diluted earnings per share were $2.797 billion and $2.41, respectively, an increase of 9 percent and 15 percent, respectively.
Fiscal fourth quarter revenue increased 7 percent to $3.280 billion from the $3.067 billion reported a year ago. Currency translation had a positive impact of $71 million in the fourth quarter. As reported, fourth quarter net earnings were $812 million, or $0.70 per diluted share, an increase of 10 percent and 15 percent, respectively, over the prior year. Adjusting for special and restructuring charges and certain income tax benefits detailed in the attached table, adjusted net earnings and diluted earnings per share were $767 million and $0.66 respectively, an increase of 9 percent and 12 percent, respectively.

“Annual and quarterly performance again reflected the benefits of Medtronic’s broad product portfolio and geographic diversity, together with successful initiatives to enhance operating leverage,” said Art Collins, Medtronic chairman and chief executive officer.
Non-U.S. revenue of $4.399 billion for the fiscal year grew 20 percent driven by strong revenue growth in all major geographic areas. In addition, revenues for Spinal, Vascular, Diabetes and Neurological each had double digit growth.
Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2006.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) reported annual revenue of $4.876 billion and fourth quarter revenue of $1.291 billion, representing growth of 2 percent and 4 percent, respectively. Implantable Cardiac Defibrillator (ICD) annual revenue of $2.917 billion was flat with the prior year. Fourth quarter ICD revenue of $770 million increased 2 percent. Worldwide annual pacing revenue of $1.895 million increased 6 percent. Fourth quarter pacing revenue of $504 million increased 9 percent. Outside the U.S., CRDM annual and fourth quarter revenue continued to grow at a double-digit rate, driven by the success of the ICD and CRT-D product lines. Starting this quarter Physio-Control results are broken out separately.
Spinal and Navigation
Spinal and Navigation annual revenue of $2.544 billion and fourth quarter revenue of $690 million grew 13 and 11 percent, respectively. Spinal annual revenue of $2.417 billion increased 13 percent for the year and quarterly revenue increased 10 percent. Spinal revenue was driven by the continued market acceptance of the InFuse product line, the CD HORIZON LEGACY Peek Rod System and the Verte-Stack Crescent Vertebral Body Spacer. Navigation annual revenue of $127 million increased 18 percent for the year and quarterly revenue increased 31 percent.

Vascular
Vascular annual revenue of $1.205 billion and fourth quarter revenue of $333 million grew 28 and 22 percent, respectively. Coronary Vascular annual revenue of $918 million increased 31 percent for the year and quarterly revenue increased 22 percent. Growth was driven by strong Endeavor sales outside the U.S. Endovascular and Peripheral Vascular annual revenue of $287 million increased 20 percent for the year and quarterly revenue increased 19 percent.
Neurological
Neurological annual revenue of $1.183 billion and fourth quarter revenue of $326 million grew 16 and 15 percent, respectively. The segment’s largest business, which includes implantable neurostimulation and drug-delivery systems used in the treatment of chronic pain, movement disorders and spasticity, generated annual revenue of $962 million, increasing 15 percent for the year. Quarterly revenue increased 10 percent. Gastroenterology and urology annual revenue of $221 million grew 21 percent for the year and quarterly revenue grew 45 percent, attributable to the strong market acceptance of the InterStim II neurostimulator for the treatment of overactive bladder.
Diabetes
Diabetes annual revenue of $863 million and fourth quarter revenue of $229 million grew 20 and 22 percent, respectively. Fourth quarter results were driven by the continued strong sales of insulin pumps and by solid double-digit growth for the business unit in all geographies.
Cardiac Surgery
Cardiac Surgery annual revenue of $704 million and fourth quarter revenue of $195 million grew 6 and 7 percent, respectively, led by strong sales in heart valves.
Ear, Nose and Throat (ENT)
ENT annual revenue of $539 million and fourth quarter revenue of $147 million grew 8 and 9 percent, respectively, driven by strong growth in disposables.

Physio-Control
Physio-Control reported annual revenue of $385 million and fourth quarter revenue of $69 million, a decrease of 7 and 52 percent, respectively. The decrease was due to the January 2007 voluntary suspension of U.S. product shipments to address quality system issues at its Redmond, Washington facility.
In closing Collins said, “We continue to participate in some of the most attractive markets in the medical technology industry and look forward to a number of important product introductions during the remainder of this year that will provide improved patient outcomes and further enhance Medtronic’s leadership position.”
Webcast Information
Medtronic will host a webcast today, May 22 at 4:30 pm EDT (3:30 CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com. This earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations and Transcripts” section of the investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com
This press release contains forward-looking statements which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risks and uncertainties described in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 28, 2006. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,181	$1,208	$1,164	$1,241	$4,794	$1,149	$1,252	$1,186	$1,291	$4,876
Low Power Pacing	446	459	426	464	1,795	460	473	458	504	1,895
High Power Defibrillation	718	733	723	758	2,932	673	764	711	770	2,917
Other	17	16	15	19	67	16	15	17	17	64

SPINAL & NAVIGATION	$524	$539	$563	$619	$2,244	$599	$625	$629	$690	$2,544
Spinal Instrumentation	376	382	387	420	1,566	412	421	429	456	1,721
Spinal Biologics	128	134	147	163	570	163	178	169	187	696
Navigation	20	23	29	36	108	24	26	31	47	127

NEUROLOGICAL	$235	$252	$247	$283	$1,016	$276	$291	$290	$326	$1,183
Neuro Implantables	186	204	202	241	833	226	238	233	265	962
Gastroenterology & Urology	49	48	45	42	183	50	53	57	61	221

VASCULAR	$205	$225	$236	$274	$940	$280	$287	$304	$333	$1,205
Stents	65	90	96	114	366	120	132	148	161	560
Other Coronary	81	78	83	92	334	92	85	87	91	358
Endovascular/Peripheral	59	57	57	68	240	68	70	69	81	287

DIABETES	$173	$178	$182	$188	$722	$196	$212	$226	$229	$863

CARDIAC SURGERY	$165	$161	$154	$183	$663	$168	$168	$174	$195	$704
Valves	58	56	52	63	229	59	59	62	69	250
Perfusion	79	78	75	89	321	80	81	82	92	334
Cardiac Surgery Technologies	28	27	27	31	113	29	28	30	34	120

EAR, NOSE & THROAT (ENT)	$120	$121	$125	$135	$501	$128	$129	$134	$147	$539
ENT	65	64	65	72	266	65	65	69	77	278
Neurologic Technologies	55	57	60	63	235	63	64	65	70	261

PHYSIO-CONTROL	$87	$81	$99	$144	$412	$101	$111	$105	$69	$385

TOTAL	$2,690	$2,765	$2,770	$3,067	$11,292	$2,897	$3,075	$3,048	$3,280	$12,299

ADJUSTMENTS :

CURRENCY (1)	$26	$(3)	$(72)	$(69)	$(118)	$6	$32	$55	$71	$166

COMPARABLE OPERATIONS (1)	$2,664	$2,768	$2,842	$3,136	$11,410	$2,891	$3,043	$2,993	$3,209	$12,133

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$798	$825	$797	$805	$3,223	$733	$807	$737	$773	$3,048
Low Power Pacing	218	235	223	227	902	228	244	220	240	931
High Power Defibrillation	571	579	565	569	2,283	495	554	507	525	2,082
Other	9	11	9	9	38	10	9	10	8	35

SPINAL & NAVIGATION	$437	$454	$477	$511	$1,881	$497	$522	$523	$561	$2,104
Spinal Instrumentation	300	308	315	328	1,252	322	333	338	353	1,348
Spinal Biologics	124	131	143	158	557	158	172	164	178	671
Navigation	13	15	19	25	72	17	17	21	30	85

NEUROLOGICAL	$162	$185	$182	$197	$726	$196	$215	$207	$226	$844
Neuro Implantables	126	148	149	169	592	157	173	164	180	674
Gastroenterology & Urology	36	37	33	28	134	39	42	43	46	170

VASCULAR	$66	$66	$67	$76	$275	$79	$83	$80	$89	$331
Stents	6	6	6	6	24	9	12	17	22	61
Other Coronary	26	26	27	32	111	31	30	26	24	111
Endovascular/Peripheral	34	34	34	38	140	39	41	37	43	159

DIABETES	$130	$134	$136	$134	$534	$140	$154	$164	$158	$616

CARDIAC SURGERY	$92	$90	$84	$100	$366	$91	$91	$93	$100	$376
Valves	35	33	31	38	138	35	35	36	38	144
Perfusion	41	41	38	44	163	40	40	40	43	164
Cardiac Surgery Technologies	16	16	15	18	65	16	16	17	19	68

EAR, NOSE & THROAT (ENT)	$84	$85	$88	$92	$348	$87	$88	$91	$96	$362
ENT	46	45	46	49	184	43	44	47	49	183
Neurologic Technologies	38	40	42	43	164	44	44	44	47	179

PHYSIO-CONTROL	$59	$54	$65	$94	$273	$60	$73	$62	$24	$219

TOTAL	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$1,957	$2,027	$7,900

ADJUSTMENTS:

CURRENCY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$1,957	$2,027	$7,900

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$383	$383	$367	$436	$1,571	$416	$445	$449	$518	$1,828
Low Power Pacing	228	224	203	237	893	232	229	238	264	964
High Power Defibrillation	147	154	158	189	649	178	210	204	245	835
Other	8	5	6	10	29	6	6	7	9	29

SPINAL & NAVIGATION	$87	$85	$86	$108	$363	$102	$103	$106	$129	$440
Spinal Instrumentation	76	74	72	92	314	90	88	91	103	373
Spinal Biologics	4	3	4	5	13	5	6	5	9	25
Navigation	7	8	10	11	36	7	9	10	17	42

NEUROLOGICAL	$73	$67	$65	$86	$290	$80	$76	$83	$100	$339
Neuro Implantables	60	56	53	72	241	69	65	69	85	288
Gastroenterology & Urology	13	11	12	14	49	11	11	14	15	51

VASCULAR	$139	$159	$169	$198	$665	$201	$204	$224	$244	$874
Stents	59	84	90	108	342	111	120	131	139	499
Other Coronary	55	52	56	60	223	61	55	61	67	247
Endovascular/Peripheral	25	23	23	30	100	29	29	32	38	128

DIABETES	$43	$44	$46	$54	$188	$56	$58	$62	$71	$247

CARDIAC SURGERY	$73	$71	$70	$83	$297	$77	$77	$81	$95	$328
Valves	23	23	21	25	91	24	24	26	31	106
Perfusion	38	37	37	45	158	40	41	42	49	170
Cardiac Surgery Technologies	12	11	12	13	48	13	12	13	15	52

EAR, NOSE & THROAT (ENT)	$36	$36	$37	$43	$153	$41	$41	$43	$51	$177
ENT	19	19	19	23	82	22	21	22	28	95
Neurologic Technologies	17	17	18	20	71	19	20	21	23	82

PHYSIO-CONTROL	$28	$27	$34	$50	$139	$41	$38	$43	$45	$166

TOTAL	$862	$872	$874	$1,058	$3,666	$1,014	$1,042	$1,091	$1,253	$4,399

ADJUSTMENTS:

CURRENCY	$26	$(3)	$(72)	$(69)	$(118)	$6	$32	$55	$71	$166

COMPARABLE OPERATIONS	$836	$875	$946	$1,127	$3,784	$1,008	$1,010	$1,036	$1,182	$4,233

(1) Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Twelve months ended
	April 27, 2007	April 28, 2006	April 27, 2007	April 28, 2006

Net sales	$3,280	$3,067	$12,299	$11,292

Costs and expenses:
Cost of products sold:
Cost of products sold before restructuring charges	858	768	3,160	2,815
Restructuring charges	8	—	8	—

Total cost of products sold	866	768	3,168	2,815
Research and development expense	327	294	1,239	1,113
Selling, general, and administrative expense	1,095	974	4,153	3,659
Special charges	98	—	98	100
Restructuring charges	28	—	28	—
Certain litigation charges	—	—	40	—
Purchased in-process research and development (IPR&D)	—	—	—	364
Other expense, net	52	66	212	167
Interest income, net	(41)	(35)	(154)	(87)

Total costs and expenses	2,425	2,067	8,784	8,131

Earnings before income taxes	855	1,000	3,515	3,161

Provision for income taxes	43	260	713	614

Net earnings	$812	$740	$2,802	$2,547

Earnings per share:
Basic	$0.71	$0.62	$2.44	$2.11

Diluted	$0.70	$0.61	$2.41	$2.09

Weighted average shares outstanding:
Basic	1,147.1	1,193.7	1,149.7	1,204.5
Diluted	1,159.8	1,204.4	1,161.8	1,217.3

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Three months ended
	April 27, 2007		April 28, 2006

Net earnings, as reported	$812		$740
Special charges	59	(a)	—
Restructuring charges	25	(b)	—
Income tax adjustments	(129)	(c)	—
Stock-based awards	—		(34)	(d)

Non-GAAP net earnings	$767		$706

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended		Three months ended
	April 27, 2007		April 28, 2006

Diluted EPS, as reported	$0.70		$0.61
Special charges	0.05	(a)	—
Restructuring charges	0.02	(b)	—
Income tax adjustments	(0.11)	(c)	—
Stock-based awards	—		(0.02)	(d)

Non-GAAP diluted EPS	$0.66		$0.59

(a) The $59 million ($0.05 per share) after-tax special charge is related to the impairment charges recognized on $29 million ($48 million pre-tax) of intangible assets associated with the acquisition of Transneuronix, Inc. (TNI) and $30 million ($50 million pre-tax) of intangible assets associated with the acquisition of Angiolink Corporation (Angiolink). TNI and Angiolink were acquired in the first quarter of fiscal year 2006 and the third quarter of fiscal year 2005, respectively. In the fourth quarter of fiscal year 2007, inadequate clinical results and resulting delays in product development have caused us to conclude that the carrying value of these intangible assets is impaired. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these special charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these special charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $25 million ($0.02 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives are designed to drive manufacturing efficiencies in our Vascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management business to reflect the market dynamics. The Company recorded $5 million of the $25 million after-tax expense within Cost of Products Sold related to inventory write-offs and asset impairments associated with these restructuring activities. In addition to disclosing restructuring charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c) The $129 million ($0.11 per share) tax adjustment represents a tax benefit associated with the settlement reached in the fourth quarter of fiscal year 2007 with the U.S. Internal Revenue Service with respect to their review of the Company’s fiscal year 2003 and 2004 domestic income tax returns, the resolution of competent authority issues for fiscal years 1992 through 2000 and adjustments to the finalization of the fiscal year 2006 U.S. federal and state income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d) The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recognized on all stock-based awards including stock options, employee stock purchase plan purchases and restricted stock awards/units. The $34 million ($0.02 per share), net of statutory tax ($48 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $46 million (pre-statutory tax) in the fourth quarter of fiscal year 2007 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan was $56 million (pre-statutory tax) in the fourth quarter of fiscal year 2006. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in fourth quarter of fiscal year 2007 and the pro forma stock-based compensation expense for fourth quarter of fiscal year 2006.

	Three months ended	Three months ended
	April 27, 2007	April 28, 2006

Cost of products sold	$4	$6
Research and development expense	10	14
Selling, general, and administrative expense	32	36

	$46	$56

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Twelve months ended		Twelve months ended
	April 27, 2007		April 28, 2006

Net earnings, as reported	$2,802		$2,547
Special charges	59	(a)	66	(e)
Restructuring charges	25	(b)	—
Certain litigation charges	40	(c)	—
IPR&D charges	—		295	(f)
Income tax adjustments	(129	)(d)	(225	)(g)
Stock-based awards	—		(126	)(h)

Non-GAAP net earnings	$2,797		$2,557

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Twelve months ended		Twelve months ended
	April 27, 2007		April 28, 2006

Diluted EPS, as reported	$2.41		$2.09
Special charges	0.05	(a)	0.05	(e)
Restructuring charges	0.02	(b)	—
Certain litigation charges	0.04	(c)	—
IPR&D charges	—		0.24	(f)
Income tax adjustments	(0.11	)(d)	(0.18	)(g)
Stock-based awards	—		(0.10	)(h)

Non-GAAP diluted EPS	$2.41		$2.10

(a) The $59 million ($0.05 per share) after-tax special charge is related to the impairment charges recognized on $29 million ($48 million pre-tax) of intangible assets associated with the acquisition of Transneuronix, Inc. (TNI) and $30 million ($50 million pre-tax) of intangible assets associated with the acquisition of Angiolink Corporation (Angiolink). TNI and Angiolink were acquired in the first quarter of fiscal year 2006 and the third quarter of fiscal year 2005, respectively. In the fourth quarter of fiscal year 2007, inadequate clinical results and resulting delays in product development have caused us to conclude that the carrying value of these intangible assets is impaired. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these special charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these special charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $25 million ($0.02 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives are designed to drive manufacturing efficiencies in our Vascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management business to reflect the market dynamics. The Company recorded $5 million of the $25 million after-tax expense within Cost of Products Sold related to inventory write-offs and asset impairments associated with these restructuring activities. In addition to disclosing restructuring charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c) The $40 million ($0.04 per share) after-tax certain litigation charge is related to the settlement agreement reached with the U.S. Department of Justice which requires the government to seek dismissal of two qui tam civil suits pending against Medtronic. In addition to disclosing certain litigation charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d) The $129 million ($0.11 per share) tax adjustment represents a tax benefit associated with the settlement reached in the fourth quarter of fiscal year 2007 with the U.S. Internal Revenue Service with respect to their review of the Company’s fiscal year 2003 and 2004 domestic income tax returns, the resolution of competent authority issues for fiscal years 1992 through 2000 and adjustments to the finalization of the fiscal year 2006 U.S. federal and state income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(e) The $66 million ($0.05 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar donation to The Medtronic Foundation since fiscal year 2002. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(f) The $295 million ($0.24 per share) after-tax IPR&D charges ($364 million pre-tax) represents the cumulative impact of pre-tax charges of $169 million related to a technology acquired through the purchase of Transneuronix, Inc. that had not yet reached technological feasibility and had no future alternative use, $175 million related to the purchase of spinal technology based devices owned by Gary Michelson and Karlin Technology, Inc. that had not yet reached technological feasibility and had no future alternative use, and $20 million related to a cross-licensing agreement with NeuroPace, Inc. for patent and patent applications on products that had not yet reached technological feasibility and had no future alternative use, collectively the IPR&D charges. In addition to disclosing IPR&D charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. These IPR&D charges resulted from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(g) The $225 million ($0.18 per share) tax adjustment represents a $225 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(h) The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recognized on all stock-based awards including stock options, employee stock purchase plans and restricted stock awards/units. The $126 million ($0.10 per share), net of statutory tax ($174 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $185 million (pre-statutory tax) for the twelve months ended April 27, 2007 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $199 million (pre-statutory tax) for the twelve months ended April 28, 2006. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in the twelve months ended April 27, 2007 and the pro forma stock-based compensation expense for the twelve months ended April 28, 2006.

	Twelve months ended	Twelve months ended
	April 27, 2007	April 28, 2006

Cost of products sold	$19	$22
Research and development expense	39	48
Selling, general, and administrative expense	127	129

	$185	$199

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 27,	April 28,
	2007	2006
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,256	$2,994
Short-term investments	1,822	3,107
Accounts receivable, less allowances of $160 and $184, respectively	2,737	2,429
Inventories	1,215	1,177
Deferred tax assets, net	405	197
Prepaid expenses and other current assets	483	473

Total current assets	7,918	10,377

Property, plant and equipment, net	2,062	1,881
Goodwill	4,327	4,346
Other intangible assets, net	1,433	1,592
Long-term investments	3,203	957
Long-term deferred tax assets, net	204	—
Other long-term assets	365	512

Total assets	$19,512	$19,665

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$509	$2,437
Accounts payable	282	319
Accrued compensation	767	723
Accrued income taxes	350	461
Other accrued expenses	655	466

Total current liabilities	2,563	4,406

Long-term debt	5,578	5,486
Long-term deferred tax liabilities, net	—	22
Long-term accrued compensation	264	189
Other long-term liabilities	130	179

Total liabilities	8,535	10,282

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	114	116
Retained earnings	10,925	9,112
Accumulated other non-owner changes in equity	(62)	155

Total shareholders’ equity	10,977	9,383

Total liabilities and shareholders’ equity	$19,512	$19,665

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2007	2006
Operating Activities:
Net earnings	$2,802	$2,547
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	583	544
Special charges	98	—
IPR&D charges	—	364
Provision for doubtful accounts	31	39
Stock-based compensation	185	25
Tax benefit from exercise of stock-based awards	(36)	99
Deferred income taxes	(236)	105
Change in operating assets and liabilities:
Accounts receivable	(326)	(217)
Inventories	(24)	(257)
Prepaid expenses and other assets	(45)	(86)
Accounts payable and accrued liabilities	17	(981)
Other long-term liabilities	(70)	38

Net cash provided by operating activities	2,979	2,220

Investing Activities:
Acquisitions, net of cash acquired	(8)	(285)
Purchase of intellectual property	(121)	(837)
Additions to property, plant and equipment	(573)	(407)
Purchases of marketable securities	(11,837)	(8,065)
Sales and maturities of marketable securities	10,894	6,627
Other investing activities, net	(56)	100

Net cash used in investing activities	(1,701)	(2,867)

Financing Activities:
Change in short-term borrowings, net	44	(18)
Payments on long-term debt	(1,880)	—
Issuance of long-term debt	—	5,428
Purchase of call options	—	(1,075)
Sale of warrants	—	517
Dividends to shareholders	(504)	(465)
Repurchase of common stock	(1,038)	(3,589)
Issuance of common stock	331	506
Excess tax benefit from exercise of stock-based awards	36	—

Net cash provided by (used in) financing activities	(3,011)	1,304
Effect of exchange rate changes on cash and cash equivalents	(5)	105

Net change in cash and cash equivalents	(1,738)	762
Cash and cash equivalents at beginning of period	2,994	2,232

Cash and cash equivalents at end of period	$1,256	$2,994

Supplemental Cash Flow Information:
Cash paid during the year for:
Income taxes	$1,025	$860
Interest	230	109
Supplemental Noncash Investing and Financing Activities:
Reclassification of debentures from short-term to long- term debt	$94	$—
Reclassification of debentures from long-term to short-term debt	—	1,971